SCHEDULE 14C INFORMATION
        Information Statement Pursuant to Section 14(c) of the Securities
                              Exchange Act of 1934


Check the appropriate box:
  /X/ Preliminary Information Statement
  / / Definitive Information Statement

                          Northwest Horizon Corporation
                  (Name of Registrant As Specified In Charter)

                                 Not Applicable
  (Name of Person(s) Filing the Information Statement if other than Registrant)

Payment  of Filing Fee (Check the appropriate box):
  /X/ No fee required.
  / / Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

      1) Title of each class of securities to which transaction applies:

                  Common Stock, no par value

      2) Aggregate number of securities to which transaction applies:

                  14,127,500 shares of Common Stock

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      4) Proposed maximum aggregate value of transaction:

/__/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1) Amount Previously Paid:
  2) Form, Schedule or Registration Statement No.:
  3) Filing Party:
  4) Date Filed:

                          Northwest Horizon Corporation
                             413 Churchill Avenue N.
                         Ottawa, Ontario, Canada K1Z 5C7
                                  613-724-2484

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                              INFORMATION STATEMENT
         PURSUANT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934,
           AS AMENDED, AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

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                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

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                                  INTRODUCTION

      This notice and information statement (the "Information Statement") was mailed on or about August 8, 2005 to the stockholders of record, as of August 8, 2005, of Northwest Horizon Corporation, a Nevada corporation (the "Company") pursuant to Section 14(c) of the Exchange Act of 1934, as amended. This Information Statement is circulated to advise the shareholders of action already approved by written consent of the shareholders who collectively hold a majority of the voting power of our capital stock. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposal, approved and ratified by the holders of a majority of the voting power of our capital stock will not be effective until 20 days after the date this Information Statement is mailed to the shareholders. Therefore, this Information Statement is being sent to you for informational purposes only.


                    WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY

      The actions approved and ratified by the holders of a majority of the voting power of our capital stock to be effective twenty days after the mailing of this Information Statement are as follows:

      (1)   We approved a name change to Dairy Fresh Farms, Inc.

      Attached hereto for your review is an Information Statement relating to the above-described actions.

      Please read this notice carefully. It describes the essential terms of the name change and contains certain information concerning the name change. Additional information about the Company is contained in its periodic reports filed on periodic and current reports filed with the United States Securities and Exchange Commission (the "Commission"). These reports, their accompanying exhibits and other documents filed with the Commission may be inspected without charge at the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material may also be obtained from the Commission at prescribed rates. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the Commission. Copies of these reports may be obtained from the Commission's EDGAR archives at http://www.sec.gov/index.htm.


 THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS' MEETING
             WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

                                             By Order of the Board of Directors

Ottawa, Canada                               /s/ Robert Harrison
August 8, 2005                               ----------------------
                                             ROBERT HARRISON
                                             CHIEF EXECUTIVE OFFICER

                          Northwest Horizon Corporation
                             413 Churchill Avenue N.
                         Ottawa, Ontario, Canada K1Z 5C7
                                  613-724-2484

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                              INFORMATION STATEMENT
          PURSUANT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934
                 AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

      ---------------------------------------------------------------------


TO OUR STOCKHOLDERS:


NOTICE IS HEREBY GIVEN that the following action was taken pursuant to a Written Consent of the Majority Stockholders of the Company:

      (1)   We approved a name change to Dairy Fresh Farms, Inc.

The Board of Directors has fixed the close of business on August 8, 2005, as the Record Date for determining the Stockholders entitled to Notice of the foregoing.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

 THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS' MEETING
             WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Shareholders of record at the close of business on August 8, 2005, the Record Date, are entitled to notice of the action to be effective on or about August 28, 2005. Each share of our common stock entitles its holder to one vote on each matter submitted to the shareholders. However, because the shareholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date have voted in favor of the foregoing actions by resolution; and having sufficient voting power to approve such proposals through their ownership of the capital stock, no other consents will be solicited in connection with this Information Statement.

The elimination of the need for a meeting of stockholders to approve this action is made possible by Section 78.320 of the Nevada Revised Statutes which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. In order to eliminate the costs involved in holding a special meeting of our stockholders, our Board of Directors voted to utilize the written consent of the holders of a majority in interest of our voting securities. This Information Statement is circulated to advise the shareholders of action already approved by written consent of the shareholders who collectively hold a majority of the voting power of our capital stock and shall serve as our Annual Meeting.




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

THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 PROVIDES A "SAFE HARBOR" FOR FORWARD LOOKING STATEMENTS. This Information Statement contains statements that are not historical facts. These statements are called "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. These statements involve important known and unknown risks, uncertainties and other factors and can be identified by phrases using "estimate," "anticipate," "believe," "project," "expect," "intend," "predict," "potential," "future," "may," "should" and similar expressions or words. Our future results, performance or achievements may differ materially from the results, performance or achievements discussed in the forward-looking statements. There are numerous factors that could cause actual results to differ materially from the results discussed in forward-looking statements, including:

      o Changes in existing product liability, tort or warranty laws or the introduction of new laws, regulations or policies that could affect our business practices: these laws, regulations or policies could impact our industry as a whole, or could impact only those portions in which we are currently active.

      o Changes in relationships with major customers and/or suppliers: an adverse change in our relationships with major customers and/or suppliers would have a negative impact on our earnings and financial position.

      o Armed conflicts and other military actions: the considerable political and economic uncertainties resulting from these events, could adversely affect our order intake and sales, particularly in the limousine market.

      o Factors that we have discussed in previous public reports and other documents filed with the Securities and Exchange Commission.

This list provides examples of factors that could affect the results described by forward-looking statements contained in this Information Statement. However, this list is not intended to be exhaustive; many other factors could impact our business and it is impossible to predict with any accuracy which factors could result in which negative impacts. Although we believe that the forward-looking statements contained in this Information Statement are reasonable, we cannot provide you with any guarantee that the anticipated results will be achieved. All forward-looking statements in this Information Statement are expressly qualified in their entirety by the cautionary statements contained in this section and you are cautioned not to place undue reliance on the forward-looking statements contained in this Information Statement. In addition to the risks listed above, other risks may arise in the future, and we disclaim any obligation to update information contained in any forward-looking statement.

                    CURRENT INFORMATION REGARDING THE COMPANY

This summary highlights important information about our company and business. Because it is a summary, it may not contain all of the information that is important to you. Unless the context requires otherwise, "we," "us," "our", " and the "company" and similar terms refer to NORTHWEST HORIZON CORPORATION, and our subsidiaries collectively, while the term "Northwest" refers to NORTHWEST HORIZON CORPORATION in its corporate capacity.

THE COMPANY

Northwest Horizon Corporation was incorporated on February 5, 2003, in the State of Nevada, and is in the early developmental and promotional stages. To date, the Company's only activities have been organizational ones, directed at developing its business plan and raising its initial capital. The Company has not commenced any commercial operations. The Company has no full-time employees and owns no real estate.

During its fiscal year ending December 31, 2004, the Company looked for a business opportunity that it planned to pursue. The Company's search had been directed toward enterprises which have a desire to be become a public corporation and which have a business plan designed to allow them to take advantage of opportunities available to public entities. This includes entities which have been recently organized, with no operating history, or a history of losses attributable to under- capitalization or other factors, entities in need of funds to develop a new product or service or to expand into a new market, entities which desire to use their securities to make acquisitions, and entities which have a combination of these characteristics.



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

In searching for investment opportunities, the Company was not restricted to any particular geographical area or industry. Therefore, subject to economic conditions, limitations on its ability to locate available business opportunities, and other factors, the Company had substantial discretion in selecting an appropriate business opportunity.


In connection with any acquisition, it is highly likely that an amount of stock constituting control of the Company would be issued by the Company or purchased from the Company's current principal shareholders by the target entity or its controlling shareholders.

On February 28, 2005, we completed our acquisition of Dairy Fresh Technologies Ltd., a Canadian company, pursuant to an Agreement and Plan of Merger, the form of which is attached as Exhibit 2.1 hereto. At the effective time of the merger, Dairy Fresh Technologies Ltd. will be merged with and into our wholly owned subsidiary, 6351492 CANADA INC., a Canadian corporation. 6351492 CANADA INC., a Canadian corporation was created after December 31, 2005 for the purpose of effecting the merger.

All of the outstanding shares of Dairy Fresh Technologies Ltd. common stock has been converted by virtue of the merger at the Closing Date into shares of 6351492 CANADA INC. common stock (the "Merger Securities"), such shares retaining the right to convert to shares of our common stock. As a consequence of the merger, each Shareholder of Dairy Fresh Technologies Ltd. shall surrender their outstanding shares of Dairy Fresh Technologies Ltd. common stock existing immediately prior to the Closing Date. Until so surrendered, any outstanding certificates or other documentation which, prior to the Closing Date represented outstanding shares of Dairy Fresh Technologies Ltd. common stock, shall be deemed for all corporate purposes to be surrendered. Upon such surrender, shares of Dairy Fresh Technologies Ltd. common stock so surrendered shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist.


Dairy Fresh

Dairy Fresh Technologies Ltd. was incorporated under the Canada Business Corporations Act on May 14, 2002 to develop and exploit a unique patented dairy process in Canada. This patent, "Dairy Fresh Farms (TM)" produces monounsaturated-enhanced dairy products. Dairy Fresh Technologies Ltd. was also in the development stage until January 1, 2005.

"Dairy Fresh Farms(TM)" is a patented technology that produces monounsaturated-enhanced dairy products. This breakthrough technology transforms low fat dairy products into creamy great tasting healthy products.

The US Government's NCEP Guidelines (May 15, 2001) recommended that up to 80% of total caloric intake through fat be consumed as monounsaturated fats to lower serum cholesterol.

"Canola has a very low level of saturated fatty acids, a high level of monounsaturated fatty acids and the essential Omega-3s. Adding canola oil to skim milk adds these nutritional components, along with Vitamin E and K, without compromising the taste. Canola would also complement the `mouth feel' of a much higher fat level milk product without adding cholesterol to the drinker's diet." (Alberta Canola Producers Commission) "31%, or 90 million people, in North America have lactose maldigestion`". (Journal of the American College of Nutrition Vol. 20, No. 2, 198S-207S, 2001) "Dairy Fresh .Farms(TM)" meets this market demand.

"Dairy Fresh Farms(TM)" is Trans Fat Free - "Like saturated fat (the kind mainly found in dairy products and meat and poultry), trans fat has been shown to boost levels of the artery-clogging LDL- cholesterol or `bad' cholesterol. And to make matters worse, trans fat also lowers the amount of the protective HDL-cholesterol (the `good' cholesterol) in the blood - a double whammy that makes foods high in trans fat much more of a threat to heart health than those previously avoided by the cholesterol-conscious." (Rosie Schwartz, dietitian, Jan. 2004, Ottawa Citizen)

The following product extensions are also possible with additional development: monounsaturated-enhanced Ice Cream, Soft-Serve, Frozen Desserts, Cultured Products, Cottage Cheeses, Coffee Creamers, Spreads, Sour Creams, Cream Cheeses, Dips, weight loss drinks and Organics.

Revenue Recognition.

The Company has entered into a co-packing agreement with a supplier. Under the terms of this agreement, the supplier manufactures the dairy products per the specifications and instructions of the Company and ships directly to the retailer. The supplier invoices and collects directly from the retailer. The supplier subtracts its manufacturing cost and markup, as well as freight and brokerage and submits the net amount to the Company.



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

The Company records the revenue on a net basis in compliance with EITF 99-19, "Reporting Revenues Gross as a Principle versus Net as an Agent" because the Company is not the primary obligor in the arrangement as it relies on the supplier to provide the goods and the Company has limited ability to assume risk of non-payment by retailers.

The Company also records its revenues in accordance with SAB 104 which requires that four basic criteria must be met before revenue can be recognized: (i) persuasive evidence of an arrangement exists; (ii) delivery has occurred or service has been rendered; (iii) the fee is fixed and determinable; and (iv) collectibility is reasonably assured.

The Company recognizes revenue when the product is shipped from the supplier.

Plan of Operations

The plan of operations for the Company was developed over a two year period. Management started by studying the Australian experience as it related to the Canadian market place. Significant sales numbers had been delivered out of the Sydney, Australia market but with both distance and potential differing Canadian tastes management decided to take another approach to tackling the Canadian market. Camelford Graham Research Group undertook an independent market research study. This study was conducted over a nine month period in both Vancouver, British Columbia and Montreal, Quebec. Management reviewed the study (as disseminated in December 2003) with resulting findings focusing our operations on several very important areas.

Firstly, the size of the opportunity was much larger than management originally anticipated due to the intent to purchase numbers that resulted from this study. This meant that management had to revise the packing sizes for the Dairy Fresh Farms upwards to accommodate the anticipated demand.

Secondly, the study directed management to launch in Western Canada as a first step into the rest of the country. It was perceived that the logistics and more importantly the market reception would be very favorable with a product launch in the West. This decision was also reinforced with the effort and support that Canada Safeway Stores and their manufacturing division Lucerne Foods gave our group with initial manufacturing test runs and distribution expertise.

Finally it was felt that perfecting the launch strategy in Western Canada would give Dairy Fresh Farms a strong base of operations prior to moving into the much larger and diverse markets of both Ontario and Quebec.

Our cash flow projections plan for an equity financing of $3.0 million USD during fiscal 2005, together with sales from our initial product launch across the country. No assurances can be given that such equity financing will be achieved nor such financing, if achieved, will be obtained in fiscal 2005. However, if our sales do not meet our projections or our expenses exceed our expectations, then we may need to raise additional funds through additional public or private offerings of our securities. In such event, if we are unable to raise additional funds on a timely basis or at all, any progress with respect to our products, and, therefore, our potential revenues, would be adversely affected.

We intend to focus our sales and marketing efforts over the next 12 months primarily on expanding our distribution and retail share in the rest of the Canadian marketplace.

                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                 COMPARISON OF THREE MONTHS ENDED MARCH 31, 2005
                      TO THREE MONTHS ENDED MARCH 31, 2004

                                     Revenue

The Company's two-litre regular milk product was listed with 134 Canada Safeway stores and the one litre lactose free product was listed with all 204 Safeway stores on January 12, 2005. These stores are all located in the western provinces. Net sales for the period ended March 31, 2005 were $27,265. There were no comparative sales figures for the period ended March 31, 2004. Safeway had an exclusive sales period until March 7th, 2005. The Company is currently negotiating with a number of retailers and distributors in western Canada for the listing of the our two products during the next couple of months. No assurances can be given that such listing will occur.

                                 Operating Costs

Advertising and product support

With the launch of our initial two products there was a marketing program established to support sales. The majority of the focus was on in-store demos. There were approximately 300 in-store demos with over 75,000 samples during the quarter ended March 31, 2005.

In addition there were advertisements in Safeway flyers, a public relations initiative with a major international public relations company and distribution of coupons offering price savings. The Company also launched their new website during the period.

Management fees

Management fees increased over the previous period with the hiring of a western Canada sales and merchandising support person to coincide with the product launch.

Professional fees

Professional fees have increased due to the share exchange and the reverse take over transaction. Audit and legal requirements for the Securities and Exchange Commission regulatory filings were new for post-merger Company.

Travel

With the launch of the Company products in western Canada there was increased travel activity by management for all aspects of Company operations.

Off-Balance Sheet Arrangements

The Company did not engage in any off-balance sheet arrangements during the quarter ended March 31, 2005.

Liquidity and Capital Resources

At March 31st, 2005, we had a deficit accumulated of approximately $959,000, and we expect to incur additional losses in the short term at least until such time, if ever, that we manufacture and market our products profitably. We have financed our operations since inception primarily through the private placements of equity and debt securities. From our inception through March 31st, 2005, we have received net proceeds of approximately $500,000 from private sales of our equity and deferral of management contracts of approximately $280,000

At March 31, 2005 we had approximately $144,000 in cash . Net cash used in operating activities was approximately $226,000 for the quarter ended March 31, 2005 compared to approximately $25,000 for the quarter ended March 31,2004. The increase in net cash used in operations during the quarter was primarily due to a larger net loss of approximately $313,000.

Net cash provided by financing activities was approximately $290,000 for the first quarter ending March 31st, 2005 compared to approximately $32,000 for the first quarter ending March 31st, 2005. The net cash provided by financing activities in the quarter ended March 31st, 2005 was primarily due to the net proceeds of approximately $440,000 raised in private sales of equity and debt securities.

 We expect to put our current capital resources to the following uses:

      -     for the marketing and sales of our products;

      -     to continue our product line expansion;

      - for working capital purposes, including for additional salaries and wages as our organization grows and as we expand our presence in the Canadian Market and for additional professional fees and expenses and other operating costs.

In the event that our plans change, our assumptions change or prove inaccurate, or if our existing cash resources, together with other funding resources including anticipated sales of our products, otherwise prove to be insufficient to fund our operations, we could be required to seek additional financing. We have no current arrangements with respect to sources of additional financing.

                          Risks Related to Our Company

Our subsidiary, Dairy Fresh Technologies Ltd., has not been profitable since our inception in 2003. As of March 31st, 2005, we had an accumulated deficit of approximately $969,000 primarily as a result of our start up expenses. We may never realize sufficient revenues from the sale of our products or be profitable. Each of the following factors, among others, may influence the timing and extent of our profitability, if any:

      - the completion and success of financing to provide marketing and administration support for the launch of our product;

      -     the market acceptance of Dairy Fresh Farms with the Canadian
            Consumer;

      - our ability to effectively and efficiently manufacture, market and distribute our products; and

      - our ability to sell our products at competitive prices which exceed our per unit costs.


Financial Statements of Dairy Fresh


On June 8, 2005, we filed on Form 8-K/A, the financial statements for the years ended December 31, 2004 and 2003 for Dairy Fresh and the Unaudited Pro Forma Condensed Consolidated Statements for the Company and


Director and Officer appointments and resignations

On December 15, 2004, Mr. Rick Cox has resigned as President and CEO of Northwest Horizon Corporation and has also resigned as a member of the Board of Directors of Northwest Horizon Corporation.

Further to the resignation of Mr. Cox, on December 15, 2004, Francis Mailhot remains the sole director and has been nominated as President and CEO of the Company.

On March 30, 2005, Mr. Nicholas Matossian was appointed as a director of the Company and was appointed as Chairman of the Board of Directors of the Company.

On March 30, 2005, Mr. Robert Harrison was appointed as a director of the Company and was appointed as President of the Company.

On March 30, 2005, Mr. Don Paterson was appointed as a director of the Company and Chief Accounting Officer.

On March 30, 2005, Mr. Richard Farrell was appointed as a director of the Company.

On March 30, 2005, Mr. Francis Mailhot resigned as CEO and President of the Company but remains as a director of the Company.

Description of Property

The Company currently maintains a mailing address at 413 Churchill Avenue N. Ottawa, Ontario, Canada K1Z 5C7. Other than this mailing address, the Company does not currently maintain any other office facilities, and does not anticipate the need for maintaining office facilities at any time in the foreseeable future. The Company pays no rent or other fees for the use of this mailing address.

The Company currently has no investments in real estate, real estate mortgages, or real estate securities, and does not anticipate making any such investments in the future. However, the policy of the Company with respect to investment in real estate assets could be changed in the future without a vote of security holders.


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



MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information


Our common stock is presently not listed on any national securities exchange or the Nasdaq Stock Market.

The payment of dividends if any in the future shall be determined by the Board of Directors, in its discretion and will depend on, among other things, our earnings, our capital requirements; and our financial condition as well as other relevant factors. We have not paid or declared any dividends to date. Holders of common stock are entitled to receive dividends as declared and paid from time to time by our Board of Directors from funds legally available. We intend to retain any earnings for marketing and expansion purposes.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information known to us about the beneficial ownership of our common stock as of August 8, 2005 for: (1) each person, entity or group that is known by us to beneficially own five percent or more of our common stock; (2) each of our directors (and former directors, as applicable);
(3) each of our named executive officers (and former officers, as applicable) as defined in Item 402(a)(2) of Regulation S-B; and (4) our directors and executive officers as a group. To the best of our knowledge, each stockholder identified below has voting and investment power with respect to all shares of common stock shown, unless community property laws or footnotes to this table are applicable.

   Percentage of beneficial ownership is based on 14,127,500 shares of common stock outstanding as of August 8, 2005.

----------------------------------------------- ------------------------ -------------
Name of Shareholder                             Number of Shares Owned   Percentage
----------------------------------------------- ------------------------ -------------
Robert Harrison(3)                                    1,208,333               8.6%
----------------------------------------------- ------------------------ -------------
Don Paterson(4)                                       5,825,001              41.2%
----------------------------------------------- ------------------------ -------------
Francis Mailhot (2) (5)                               1,252,350               8.9%
----------------------------------------------- ------------------------ -------------
Richard Farrell(1)                                    2,416,666              17.1%
----------------------------------------------- ------------------------ -------------
Nicholas Matossian(4)                                 5,825,001              41.2%
----------------------------------------------- ------------------------ -------------
Total Shares Held by Directors                       10,702,350              75.8%
----------------------------------------------- ------------------------ -------------
Dairy Technologies Inc. (1)                           2,416,666              17.1%
----------------------------------------------- ------------------------ -------------
Finkelstein Capital Inc. (2)                          1,028,600               7.3%
----------------------------------------------- ------------------------ -------------
Robert C. Harrison Ltd (3)                            1,208,333               8.6%
----------------------------------------------- ------------------------ -------------
Purple Cow Investments Inc. (4)                       5,825,001              41.2%
----------------------------------------------- ------------------------ -------------
Les Services Financiers Francis Mailhot (5)            223,750                1.6%
----------------------------------------------- ------------------------ -------------

----------------------------------------------- ------------------------ -------------

(1) Dairy Technologies Inc. is owned and controlled by Richard Farrell (50%) a Director of the Northwest Horizon Corp. and it is also owned by David Hibbard (50%) who is an affiliate of Northwest Horizon Corp.

(2) Finkelstein Capital Inc. owns 1,1028,600 shares and Francis Mailhot is 25% beneficial owner of Finkelstein Capital Inc, and Francis Mailhot is a Director of Northwest Horizon Corp.

(3) Robert C. Harrison Ltd is a Company owned and controlled by Robert C. Harrison, who is the President and CEO and a Director of Northwest Horizon Corp.

(4) Purple Cow Investments Inc. is a Company owned and controlled by Nicolas Matossian (22%), Mr. Matossian is the Chairman of the Board of Directors of Northwest Horizon, Ian Morrice (22%), Mr. Morrice is the Executive Vice-President of Northwest Horizon and Don Paterson (22%) who is the Chief Financial Officer and (34%) of Purple Cow Investment is owned by friends and family members of the major shareholders.

(5) Les Services Financiers Francis Mailhot is a Company owned and controlled by Francis Mailhot, a Northwest Horizon Corp. Director.

                     AMEND THE ARTICLES OF INCORPORATION TO
                          CHANGE OF NAME OF THE COMPANY

We previously completed a merger between Dairy Fresh Technologies Ltd., a Canadian company ("Diary"), and 6351492 CANADA INC., a Canadian corporation ("Canada Inc.") and the Company, resulting in the business of Dairy being merged into the Company. Management believes that changing the name to Dairy Fresh Farms, Inc. will properly reflect the current business of the Company. The named change will become effective upon the filing with the Secretary of the State of Nevada an Amendment to our Articles of Incorporation reflecting the new name.

 THE NAME CHANGE HAS BEEN APPROVED BY THE BOARD AND THE WRITTEN CONSENTS OF THE HOLDERS OF THE MAJORITY OF THE OUTSTANDING VOTING CAPITAL STOCK OF THE COMPANY.

                         DISSENTER'S RIGHTS OF APPRAISAL

The general corporation law of the State of Nevada ("the "Nevada Law") does not provide for dissenter's rights of appraisal in connection with the name change.

                             Additional Information

      If you have any questions about the actions described above, you may contact Joseph I. Emas, 1224 Washington Avenue, Miami Beach, Florida 33139. We are subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance with the requirements thereof, file reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Copies of these reports, proxy statements and other information can be obtained at the SEC's public reference facilities at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C., 20549. Additionally, these filings may be viewed at the SEC's website at http://www.sec.gov.

      We filed a Form SB/2 with the SEC on February 12, 2004 (with amendments filed on April 22, 2004 and May 11, 2004). A copy of the Form SB/2 (except for certain exhibits thereto), may be obtained, free of charge, upon written request by any shareholder to Joseph I. Emas, 1224 Washington Avenue, Miami Beach, Florida 33139. Copies of all exhibits to the Form SB/2 are available upon a similar request, subject to payment of a $.50 per page charge to reimburse us for expenses in supplying any exhibit.

                      Information Incorporated By Reference

The following documents are incorporated herein by reference and to be a part hereof from the date of filing of such documents:

      Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 2004.

      Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004 and March 31, 2005.

      All documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Information Statement and prior to the effective date of the action taken described herein.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement. This Information Statement incorporates, by reference, certain documents that are not presented herein or delivered herewith. Copies of any such documents, other than exhibits to such documents which are not specifically incorporated by reference herein, are available without charge to any person, including any shareholder, to whom this Information Statement is delivered, upon written or oral request to our Secretary at our address and telephone number set forth herein.

                      Distribution of Information Statement

      The cost of distributing this Information Statement has been borne by us and certain shareholders that consented to the action taken herein. The distribution will be made by mail.

      Pursuant to the requirements of the Exchange Act of 1934, as amended, the Registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

      By Order of the Board of Directors

Ottawa, Canada                                       /s/ Robert Harrison
August 8, 2005                                       ----------------------
                                                     ROBERT HARRISON
                                                     CHIEF EXECUTIVE OFFICER


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